Exhibit h(xxi) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT I
This contract is for federated funds only.
(revised as of 09/08/08)
CONTRACT
DATE                      INVESTMENT COMPANY
11/1/03                      Federated Municipal Securities Income Trust
11/1/03                                Federated Ohio Municipal Income Fund
9/1/08                                           Class A Shares
11/1/03                                           Class F Shares